Exhibit 99

PPG
One PPG Place
Pittsburgh, Pennsylvania 15272 USA

Karen P. Rathburn
Global Benefits Leader

November 23, 2020

To:    Executive Officers and Directors of PPG Industries, Inc.

RE:    Notice Regarding the Upcoming PPG Industries, Inc. Employee Savings Plan Blackout Period and Restrictions on Your Ability to Trade PPG Equity Securities

This notice is to inform you of significant restrictions on your ability to trade any equity securities of PPG Industries, Inc. (the “Company”) during an upcoming “blackout period” that will apply to the PPG Industries, Inc. Employee Savings Plan (the “Savings Plan”) (including Defined Contribution Retirement Plan contributions which are a separate source of money within a participant’s Savings Plan account). This special blackout period is imposed on executive officers and directors of the Company by the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission Regulation BTR (Blackout Trading Restriction) and is in addition to the Company’s regular quarterly blackout periods related to its earnings releases.

The required blackout period is being imposed because of the conversion to Fidelity, the new recordkeeper for the Savings Plan as well as the Deferred Compensation Plan. To facilitate the migration of the Savings Plan to the new recordkeeper, there will be a blackout period during which Savings Plan participants will not be able to access their accounts to change contribution rates, direct or diversify their investments, obtain a loan or a distribution from the Savings Plan. The established deadlines related to the blackout period are as follows:

•December 16, 2020 by 4:00 p.m. ET: The last day to return all necessary paperwork to Alight Solutions (the current recordkeeper) to process a withdrawal or distribution;
•December 24, 2020 by 4:00 p.m. ET: The last day through Alight Solutions to request a loan or distribution that does not require paperwork or to process an in-kind distribution;
•December 30, 2020 by 4:00 p.m. ET: The last day to change contribution rates, direct or diversify your investments; and
•December 31, 2020 by 4:00 p.m. ET: The last day to access and review your account at Alight Solutions.

The blackout period is expected to end during the week of January 10, 2021. You will be notified once the Savings Plan is operational at Fidelity.

In accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Securities and Exchange Commission Regulation BTR, the Company’s directors and executive officers are prohibited during the blackout period from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any equity security of the Company acquired in connection with his or her employment as an executive officer or service as a director of the Company.

Please note the following:
•“Equity Securities” is defined broadly to include the Company’s common stock, options, and other derivative securities.
•Covered transactions are not limited to those involving your direct ownership, but include any transactions in which you have a pecuniary interest (for example, transactions by your immediate family members living in your household).
•Among other things, these rules prohibit exercising options granted to you in connection with your employment as an executive officer, selling shares of Company stock acquired pursuant to such options, selling shares of Company stock originally received as a restricted stock grant or upon vesting of a restricted stock unit or TSR award, or selling shares to cover withholding taxes upon the vesting of restricted stock, restricted stock units or TSR awards.
•Exemptions from these rules generally apply for purchases or sales under Rule 10b5-1 plans, dividend reinvestment plans, sales required by law, and certain other “automatic” transactions.
•Although you are permitted to engage in transactions involving equity securities not acquired in connection with your employment as an executive officer or service as a director, there is a presumption that any such transactions are prohibited unless you can identify the source of the shares and show that you used the same identification for all related purposes, such as tax reporting and disclosure requirements.

These rules apply in addition to the trading restrictions under the Company’s insider trading policy. If you engage in a transaction that violates these rules, you may be required to disgorge your profits from the transaction, and you may be subject to civil and criminal penalties.

Because of the complexity of these rules and the severity of the possible penalties and other remedies, please contact the Senior Vice President and General Counsel (Anne Foulkes) before engaging in any transaction involving the Company’s equity securities during the blackout period or if you have questions about the blackout period, the exact dates of the blackout period and the information contained in this notice.

Karen P. Rathburn
Global Benefits Leader